UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: January 24, 2008

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16400 SE Nautilus Drive

Vancouver, Washington 98683

(Address of principal executive offices and zip code)

(360) 859-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

Item 1.02.	Termination of a Material Definitive Agreement.

On January 24, 2008, Nautilus, Inc. (the “Company”) and Computershare Trust Company N.A. (“Computershare”) entered into a First Amendment to Rights Agreement (the “Amendment”) in respect of the Rights Agreement dated as of October 29, 2007 between the Company and Computershare (the “Rights Agreement”). The Rights Agreement is described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 29, 2007, and such description is incorporated by reference herein.

The Amendment changes the date for expiration of the rights issued pursuant to the Rights Plan (the “Rights”) from October 28, 2010 to January 22, 2008. Accordingly, the Rights have expired, and the Rights Agreement has been terminated.

A copy of the First Amendment to Rights Agreement is filed as Exhibit 4.1 to this Form 8-K, and a copy of the press release relating to the amendment of the Rights Plan is filed as Exhibit 99.1 to this Form 8-K.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under “Item 1.02. Termination of a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.1	First Amendment to Rights Agreement, dated as of January 24, 2008, between Nautilus, Inc. and Computershare Trust Company, N.A., as Rights Agent.

99.1	Press Release dated January 28, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.

(Registrant)

By:	/s/ William D. Meadowcroft
William D. Meadowcroft
Chief Financial Officer, Secretary and Treasurer

January 28, 2008

(Date)